UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) off The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 16, 2021

Commission File Number: 000-56142

OBITX, INC.
(Exact name of registrant as specified in charter)

DELAWARE	82-1091922
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

3027 US HIGHWAY 17, FLEMING ISLAND, FL	32003
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number 321-802-2474

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

As used in this report, the terms “Company,” “our company,” “us,” “OBITX,”, “we” and “our” refer to OBITX, Inc. unless the context requires otherwise

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 16, 2021, the Board of Directors of the Company appointed Robert Adams as the Chief Technology Officer of the Company, effective immediately.

Mr. Adams has been a member of the OBITX Board of Directors since 2020 where he served on the audit and compensation committees. He had been working in the blockchain and cryptocurrency markets since 2015. He was an early adopter of Bitcoin and Ethereum.

Mr. Adams recently served as the Technology Director for Blue Cross/Blue Shield of Florida with its headquarters in Jacksonville, Florida. While employed there he managed a budget more than $100 million per year with more than 45,000 employees. He left his employment with Blue Cross/Blue Shield of Florida to further his entrepreneurial spirit within the blockchain and cryptocurrency markets.

Item 9.01. Financial Statements and Exhibits.

Exhibit	Description

99.1	Press release dated March 16, 2021.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OBITX, INC.

Date: March 17, 2021	By:	/s/ Eric Jaffe
Eric Jaffe
Chief Executive Officer

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